Exhibit 99.1

Tenneco Delivers Solid Second Quarter 2021 Results

Strong execution on year-over-year revenue growth delivered margin expansion and higher cash flow

Reconfirms midpoint of full-year adjusted EBITDA guidance

LAKE FOREST, Ill., Aug. 5, 2021 /PRNewswire/ -- Tenneco (NYSE: TEN) today announced results for the second quarter ended June 30, 2021, including the following:

  Higher total revenue, up 74% year-over-year to $4.6 billion. Value-add revenue increased to $3.5 billion, 68% higher versus second quarter 2020, excluding positive currency impact of $117 million.
  The Company reported a net loss of $10 million, or $(0.12) per diluted share, versus a net loss of $350 million or $(4.30) per diluted share in the second quarter 2020. This quarter's net loss was primarily due to one-time charges related to the Accelerate+ structural cost improvement program.
  Adjusted net income for the quarter was $69 million, or $0.84 per diluted share, an improvement of $244 million, or $2.99 per diluted share, as compared to prior year.
  EBIT* jumped to $127 million, compared to a loss of $375 million in second quarter 2020. EBIT as a percent of revenue increased to 2.8% versus -14.2% in the prior year.
  Adjusted EBITDA** climbed to $356 million, compared to $8 million in second quarter 2020. Adjusted EBITDA as a percent of value-add revenue improved to 10.2%, versus 0.4% last year.
  Stronger first half 2021 cash flow and higher earnings resulted in a 1.4x improvement in the Company's net leverage ratio*** compared to December 31, 2020.

"Solid operational performance on higher revenue and structural cost savings from the Accelerate+ program drove margin expansion and cash generation," said Brian Kesseler, Tenneco CEO. "The global Tenneco team remained focused on driving operational improvements while managing through challenging market conditions, and our cash flow conversion focus continued to deliver net debt reduction."

Outlook
For 2021, Tenneco has updated its full year guidance ranges, reconfirmed the midpoint of its full-year adjusted EBITDA guidance of $1.4 billion and continues to expect its net debt to fall below $4.2 billion at year-end.

Full Year 2021		Second Half 2021
Revenue	$18.3 – 18.6B	Revenue	$9.0 – 9.3B
Value-Add Revenue	$13.8 – 14.1B	Value-Add Revenue	$6.7 – 7.0B
Adjusted EBITDA**	$1.36 - 1.44B	Adjusted EBITDA**	$616 - 696M
Net Debt (1)	<$4.2B

(1) Total debt net of total cash balances.
* EBIT: Earnings before interest expense, income taxes and noncontrolling interests.
** Adjusted EBITDA: Adjusted earnings before interest expense, income taxes, noncontrolling interests, and depreciation and amortization.
*** Net leverage ratio: Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests.

"We remain committed to our strategic priorities to create shareholder value in the near-term through net debt reduction, and in the long-term by delivering sustained growth from prioritized investments, particularly in the Motorparts and Performance Solutions segments," Kesseler added. "Our global team is focused on driving continuous improvements that keep our team members safe, our operations productive and our customers successful."

Earnings Conference Call Details
The Company will report its second quarter 2021 financial results before the market opens on Thursday, August 5, 2021 and host a webcast conference call the same day at 9:30 a.m. ET. The purpose of the call is to discuss the Company's financial results for the second quarter 2021, as well as to provide other information regarding the company's outlook.

A live "listen only" webcast and presentation materials will be available on the investor section of the company's website at https://investors.tenneco.com. An archive of the webcast will be available approximately one hour after conclusion of the call for one year.

Telephone participants are encouraged to pre-register for the conference call using the following link:
https://dpregister.com/sreg/10158015/ea28a7cdc2

Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Those without internet access or unable to pre-register may dial in, using the passcode "Tenneco Inc."

PARTICIPANT DIAL IN (TOLL FREE): 1-833-366-1121
PARTICIPANT INTERNATIONAL DIAL IN: 1-412-902-6733

Attachment 1
Statements of Income (Loss) – 3 months
Statements of Income (Loss) – 6 months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 6 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 and 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 6 Months
Reconciliation of Non-GAAP Measures – Debt Net of Total Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 and 6 Months

About Tenneco
Tenneco is one of the world's leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with full year 2020 revenues of $15.4 billion and approximately 73,000 team members working at more than 270 sites worldwide. Through our four business groups, Motorparts, Performance Solutions, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

About Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements, substrate pricing, and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast corresponding GAAP measures without unreasonable efforts on account of these factors and other factors not in our control.

Safe Harbor
This press release contains forward-looking statements. The words "will," "would," "could," "expect," "anticipate," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: general economic, business, market and social conditions, including the effects of the COVID-19 pandemic; our ability (or inability) to successfully execute cost reduction, performance improvement and other plans, including our plans in response to the COVID-19 pandemic and our previously announced accelerated performance improvement plan ("Accelerate"), and to realize the anticipated benefits from these plans; disasters, local and global public health emergencies or other catastrophic events, where we or our customers do business, and any resultant disruptions; changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt and our financial flexibility to respond to COVID-19 pandemic; our ability to comply with the covenants contained in the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic; our working capital requirements; our ability to source and procure needed materials, components and other products, and services in accordance with customer demand and at competitive prices; supply chain disruptions, including constraints on steel and semiconductors and resulting increases in costs, impacting our company, our customers or the automotive industry; the cost and outcome of existing and any future claims, legal proceedings or investigations; changes in consumer demand for our OE products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences; the continued evolution of the automotive industry towards car and ride sharing and autonomous vehicles; to the announced plans, in an effort to reduce greenhouse gas emissions, of governments and vehicle manufacturers to limit production of diesel and gasoline powered vehicles in various national and local jurisdictions globally; the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives; changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products; our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE-customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations; the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program); risks inherent in operating a multi-national company; damage to the reputation of one or more of our leading brands; industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers; changes in distribution channels or competitive conditions in the markets and countries where we operate; customer acceptance of new products; our ability to successfully integrate, and benefit from, any acquisitions that we complete; the potential impairment in the carrying value of our long-lived assets, goodwill, and other intangible assets or the inability to fully realize our deferred tax assets; increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods; the impact of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation; and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, statements regarding the Company's ongoing review of strategic alternatives and the potential separation of the Company into a powertrain technology company and an aftermarket and ride performance company constitute forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (in addition to the risks set forth above): the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company's strategic review process; the structure, terms and specific risk and uncertainties associated with any potential strategic alternative; potential disruptions in our business and stock price as a result of our exploration, review and pursuit of any strategic alternatives; the possibility that the Company may not complete a separation of the aftermarket and ride performance business from the powertrain technology business (or achieve some or all of the anticipated benefits of such a separation on the timeline contemplated or at all); the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the potential diversion of management's attention resulting from a separation or other strategic alternative; the risk the combined company and each separate company following a separation will underperform relative to our expectations; the ongoing transaction costs and risk that we may incur greater costs following a separation of the business or other strategic alternative; and the risk a separation is determined to be a taxable transaction.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the Company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2020, and quarterly report on Form 10-Q for the quarter ended March 31, 2021.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Unaudited
(millions, except per share amounts)

	Three Months Ended June 30,
	2021	2020*
Net sales and operating revenues:
Motorparts	$794	$559
Performance Solutions	715	378
Clean Air - Value-add revenues	943	517
Clean Air - Substrate sales	1,081	623
Powertrain	1,050	560
Total net sales and operating revenues	4,583	2,637
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	3,973	2,498
Selling, general, and administrative	269	195
Depreciation and amortization	145	159
Engineering, research, and development	73	55
Restructuring charges, net and asset impairments	27	121
Total costs and expenses	4,487	3,028
Other income (expense):
Non-service pension and postretirement benefit (costs) credits	3	1
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	15	4
Other income (expense), net	13	11
	31	16
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	127	(375)
Interest expense	(69)	(66)
Earnings (loss) before income taxes and noncontrolling interests	58	(441)
Income tax (expense) benefit	(41)	101
Net income (loss)	17	(340)
Less: Net income (loss) attributable to noncontrolling interests	27	10
Net income (loss) attributable to Tenneco Inc.	$(10)	$(350)

Basic earnings (loss) per share:
Earnings (loss) per share	$(0.12)	$(4.30)
Weighted average shares outstanding	82.3	81.4
Diluted earnings (loss) per share:
Earnings (loss) per share	$(0.12)	$(4.30)
Weighted average shares outstanding	82.3	81.4

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Unaudited
(millions, except per share amounts)
	Six Months Ended June 30,
	2021	2020*
Net sales and operating revenues:
Motorparts	$1,513	$1,265
Performance Solutions	1,502	1,047
Clean Air - Value-add revenues	1,979	1,362
Clean Air - Substrate sales	2,169	1,323
Powertrain	2,151	1,476
Total net sales and operating revenues	9,314	6,473
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	8,034	5,837
Selling, general, and administrative	524	444
Depreciation and amortization	300	330
Engineering, research, and development	145	132
Restructuring charges, net and asset impairments	52	605
Goodwill and intangible impairment charges	—	383
Total costs and expenses	9,055	7,731
Other income (expense):
Non-service pension and postretirement benefit (costs) credits	6	2
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	37	17
Gain (loss) on extinguishment of debt	8	—
Other income (expense), net	21	19
	72	38
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	331	(1,220)
Interest expense	(139)	(141)
Earnings (loss) before income taxes and noncontrolling interests	192	(1,361)
Income tax (expense) benefit	(88)	195
Net income (loss)	104	(1,166)
Less: Net income (loss) attributable to noncontrolling interests	49	23
Net income (loss) attributable to Tenneco Inc.	$55	$(1,189)

Basic earnings (loss) per share:
Earnings (loss) per share	$0.68	$(14.64)
Weighted average shares outstanding	82.1	81.3
Diluted earnings (loss) per share:
Earnings (loss) per share	$0.67	$(14.64)
Weighted average shares outstanding	83.1	81.3

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(dollars in millions)

	June 30, 2021		December 31, 2020
Assets
Cash and cash equivalents	$713		$798
Restricted cash	6		5
Receivables, net	2,747	(a)	2,528	(a)
Inventories	1,920		1,743
Prepayments and other current assets	619		619
Other noncurrent assets	2,980		3,102
Property, plant, and equipment, net	2,956		3,057
Total assets	$11,941		$11,852
Liabilities and Shareholders' Equity
Short-term debt, including current maturities of long-term debt	$126		$162
Accounts payable	3,101		2,917
Accrued compensation and employee benefits	456		365
Accrued income taxes	69		54
Accrued expenses and other current liabilities	1,061		1,188
Long-term debt	5,081	(b)	5,171	(b)
Deferred income taxes	96		89
Pension and postretirement benefits	1,057		1,101
Deferred credits and other liabilities	514		546
Redeemable noncontrolling interests	108		78
Total Tenneco Inc. shareholders' equity (deficit)	(42)		(119)
Noncontrolling interests	314		300
Total liabilities, redeemable noncontrolling interests, and equity	$11,941		$11,852

	June 30, 2021	December 31, 2020
(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$992	$956

(b) Long-term debt composed of:
Revolver Borrowings	$—	$—
LIBOR plus 2.00% Term Loan A due 2019 through 2023(1)	1,458	1,520
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,609	1,612
$225 million of 5.375% Senior Notes due 2024	223	223
$500 million of 5.000% Senior Notes due 2026	495	494
€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024(2)	—	370
€350 million of 5.000% Euro Fixed Rate Notes due 2024(2)	—	445
$500 million of 7.875% Senior Secured Notes due 2029	490	489
$800 million of 5.125% Senior Secured Notes due 2029(3)	786	—
Other debt, primarily foreign instruments	27	23
	5,088	5,176
Less: maturities classified as current	7	5
Total long-term debt	$5,081	$5,171

(1)	The interest rate on Term Loan A at December 31, 2020 was LIBOR plus 2.50%.
(2)	The Company satisfied and discharged all of its 4.875% Euro Floating Rate Notes due 2024 and 5.000% Euro Fixed Rate Notes due 2024 on March 17, 2021.
(3)	On March 17, 2021, the Company issued $800 million aggregate principal amount of 5.125% senior secured notes due April 15, 2029.

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(dollars in millions)

	Three Months Ended June 30,
	2021	2020
Operating Activities
Net income (loss)	$17	$(340)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Depreciation and amortization	145	159
Deferred income taxes	16	(76)
Stock-based compensation	4	7
Restructuring charges and asset impairments, net of cash paid	3	86
Change in pension and other postretirement benefit plans	(10)	(7)
Equity in earnings of nonconsolidated affiliates	(15)	(4)
Cash dividends received from nonconsolidated affiliates	1	5
Loss (gain) on sale of assets and other	2	(1)
Changes in operating assets and liabilities:
Receivables	(29)	35
Inventories	(73)	365
Payables and accrued expenses	9	(404)
Accrued interest and accrued income taxes	26	(46)
Other assets and liabilities	(23)	42
Net cash (used) provided by operating activities	73	(179)
Investing Activities
Proceeds from sale of assets	5	3
Proceeds from sale of investment in nonconsolidated affiliates	3	—
Cash payments for property, plant, and equipment	(90)	(75)
Proceeds from deferred purchase price of factored receivables	139	35
Other	—	(1)
Net cash (used) provided by investing activities	57	(38)
Financing Activities
Proceeds from term loans and notes	25	29
Repayments of term loans and notes	(77)	(49)
Debt issuance costs of long-term debt	(1)	(8)
Borrowings on revolving lines of credit	1,494	1,660
Payments on revolving lines of credit	(1,477)	(877)
Net increase (decrease) in bank overdrafts	—	61
Distributions to noncontrolling interest partners	(1)	—
Other	(22)	(12)
Net cash (used) provided by financing activities	(59)	804
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	17	14
Increase (decrease) in cash, cash equivalents, and restricted cash	88	601
Cash, cash equivalents, and restricted cash, beginning of period	631	770
Cash, cash equivalents, and restricted cash, end of period	$719	$1,371
Supplemental Cash Flow Information
Cash paid during the period for interest	$35	$56
Cash paid during the period for income taxes, net of refunds	$16	$34
Lease assets obtained in exchange for new operating lease liabilities	$11	$3
Non-cash inventory charge due to aftermarket product line exit	$44	$82
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$86	$86
Deferred purchase price of receivables factored in the period	$131	$35

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(dollars in millions)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net income (loss)	$104	$(1,166)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	—	383
Depreciation and amortization	300	330
Deferred income taxes	12	(242)
Stock-based compensation	9	9
Restructuring charges and asset impairments, net of cash paid	3	540
Change in pension and other postretirement benefit plans	(11)	(26)
Equity in earnings of nonconsolidated affiliates	(37)	(17)
Cash dividends received from nonconsolidated affiliates	58	18
Loss (gain) on sale of assets and other	(7)	(1)
Changes in operating assets and liabilities:
Receivables	(481)	174
Inventories	(193)	292
Payables and accrued expenses	249	(540)
Accrued interest and accrued income taxes	34	(17)
Other assets and liabilities	(17)	(68)
Net cash (used) provided by operating activities	23	(331)
Investing Activities
Proceeds from sale of assets	12	5
Net proceeds from sale of business	1	—
Proceeds from sale of investment in nonconsolidated affiliates	3	—
Cash payments for property, plant, and equipment	(185)	(212)
Proceeds from deferred purchase price of factored receivables	254	91
Other	—	1
Net cash (used) provided by investing activities	85	(115)
Financing Activities
Proceeds from term loans and notes	838	96
Repayments of term loans and notes	(939)	(133)
Debt issuance costs of long-term debt	(12)	(16)
Borrowings on revolving lines of credit	2,876	4,821
Payments on revolving lines of credit	(2,871)	(3,536)
Issuance (repurchase) of common shares	(2)	(1)
Net increase (decrease) in bank overdrafts	—	59
Distributions to noncontrolling interest partners	(8)	(2)
Payments on securitization programs and other	(71)	(1)
Net cash (used) provided by financing activities	(189)	1,287
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(3)	(36)
Increase (decrease) in cash, cash equivalents, and restricted cash	(84)	805
Cash, cash equivalents, and restricted cash, beginning of period	803	566
Cash, cash equivalents, and restricted cash, end of period	$719	$1,371
Supplemental Cash Flow Information
Cash paid during the period for interest	$100	$123
Cash paid during the period for income taxes, net of refunds	$62	$75
Lease assets obtained in exchange for new operating lease liabilities	$26	$54
Non-cash inventory charge due to aftermarket product line exit	$44	$82
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$86	$86
Deferred purchase price of receivables factored in the period	$266	$95
Reduction in assets from redeemable noncontrolling interest transaction with owner	$—	$53

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(dollars in millions, except per share amounts)

	Q2 2021						Q2 2020
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$(10)	$(0.12)	$27	$(41)	$127	$272	$(350)	$(4.30)	$10	$101	$(375)	$(216)

Adjustments:

Restructuring and related expenses (5)	29	0.35	—	(2)	31	31	82	1.00	—	(25)	107	105

Inventory write-down (6)	44	0.53	—	—	44	44	63	0.78	—	(19)	82	82

Asset impairments (7)	4	0.05	—	1	3	3	22	0.27	—	(7)	29	29

Other costs (including strategic and transaction related) (8)	5	0.06	—	—	5	5	6	0.08	—	(2)	8	8

Loss on sale of unconsolidated JV affiliate	1	0.01	—	—	1	1	—	—	—	—	—	—

Net tax adjustments	(4)	(0.04)	—	(4)	—	—	2	0.02	—	2	—	—

Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$69	$0.84	$27	$(46)	$211	$356	$(175)	$(2.15)	$10	$50	$(149)	$8

	Q2 2021
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(10)
Net income (loss) attributable to noncontrolling interests							27
Net income (loss)							17
Income tax (expense) benefit							(41)
Interest expense							(69)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							127
Depreciation and amortization							145
Total EBITDA including noncontrolling interests (3)	$67	$32	$143	$94	$336	$(64)	$272
Restructuring and related expenses (5)	6	9	2	8	25	6	31
Inventory write-down (6)	44	—	—	—	44	—	44
Asset impairments (7)	1	—	—	—	1	2	3
Loss on sale of unconsolidated JV affiliate	—	1	—	—	1	—	1
Other costs (including strategic and transaction related) (8)	—	—	1	—	1	4	5
Adjusted EBITDA (4)	$118	$42	$146	$102	$408	$(52)	$356

	Q2 2020*
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(350)
Net income (loss) attributable to noncontrolling interests							10
Net income (loss)							(340)
Income tax (expense) benefit							101
Interest expense							(66)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(375)
Depreciation and amortization							159
Total EBITDA including noncontrolling interests (3)	$(52)	$(63)	$17	$(69)	$(167)	$(49)	$(216)
Restructuring and related expenses (5)	17	29	21	37	104	1	105
Inventory write-down (6)	82	—	—	—	82	—	82
Asset impairments (7)	24	—	—	4	28	1	29
Other costs (including strategic and transaction related) (8)	—	—	—	—	—	8	8
Adjusted EBITDA (4)	$71	$(34)	$38	$(28)	$47	$(39)	$8

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Q2 2020 includes $2 million of accelerated depreciation related to plant closures.

(6) Non-cash charge to write-down inventory to its net realizable value.

(7) Asset impairment charges.

(8) Amounts in Q2 2020 included costs related to the acquisitions and expected separation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(dollars in millions, except per share amounts)

	Q2 2021 YTD						Q2 2020 YTD
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$55	$0.67	$49	$(88)	$331	$631	$(1,189)	$(14.64)	$23	$195	$(1,220)	$(890)

Adjustments:

Restructuring and related expenses (5)	57	0.67	—	(5)	62	59	113	1.38	—	(33)	146	139

Inventory write-down (6)	44	0.53	—	—	44	44	63	0.78	—	(19)	82	82

Goodwill and intangible impairment charge (7)	—	—	—	—	—	—	366	4.52	5	(12)	383	383

Asset impairments (8)	4	0.05	—	1	3	3	393	4.84	7	(100)	500	500

Other costs (including strategic and transaction related) (9)	13	0.15	—	—	13	13	25	0.31	—	(8)	33	33

Loss on sale of unconsolidated JV affiliate	1	0.01	—	—	1	1	—	—	—	—	—	—

Loss on sale of business	—	0.01	—	(1)	1	1	—	—	—	—	—	—

Gain on debt extinguishment	(8)	(0.10)	—	—	(8)	(8)	—	—	—	—	—	—

Noncontrolling interests adjustments (10)	—	—	—	—	—	—	11	0.14	(11)	—	—	—

Net tax adjustments	(7)	(0.08)	—	(7)	—	—	17	0.20	—	17	—	—

Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$159	$1.91	$49	$(100)	$447	$744	$(201)	$(2.47)	$24	$40	$(76)	$247

	Q2 2021 YTD
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$55
Net income (loss) attributable to noncontrolling interests							49
Net income (loss)							104
Income tax (expense) benefit							(88)
Interest expense							(139)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							331
Depreciation and amortization							300
Total EBITDA including noncontrolling interests (3)	$169	$75	$292	$209	$745	$(114)	$631
Restructuring and related expenses (5)	8	13	11	19	51	8	59
Inventory write-down (6)	44	—	—	—	44	—	44
Loss on sale of business	1	—	—	—	1	—	1
Asset impairments (8)	1	—	—	—	1	2	3
Loss on sale of unconsolidated JV affiliate	—	1	—	—	1	—	1
Other costs (including strategic and transaction related) (9)	—	—	—	—	—	13	13
Gain on debt extinguishment	—	—	—	—	—	(8)	(8)
Adjusted EBITDA (4)	$223	$89	$303	$228	$843	$(99)	$744

	Q2 2020 YTD*
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(1,189)
Net income (loss) attributable to noncontrolling interests							23
Net income (loss)							(1,166)
Income tax (expense) benefit							195
Interest expense							(141)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(1,220)
Depreciation and amortization							330
Total EBITDA including noncontrolling interests (3)	$(92)	$(737)	$116	$(42)	$(755)	$(135)	$(890)
Restructuring and related expenses (5)	20	54	22	37	133	6	139
Inventory write-down (6)	82	—	—	—	82	—	82
Goodwill and intangible impairment charges (7)	110	232	—	41	383	—	383
Asset impairments (8)	24	455	—	4	483	17	500
Other costs (including strategic and transaction related) (9)	—	—	4	—	4	29	33
Adjusted EBITDA (4)	$144	$4	$142	$40	$330	$(83)	$247

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company's current operating segments.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Q2 YTD 2021 and Q2 YTD 2020 includes $3 million and $7 million of accelerated depreciation related to plant closures, respectively.

(6) Non-cash charge to write-down inventory to its net realizable value.

(7) Non-cash asset impairment charge related to goodwill and intangibles.

(8) Asset impairment charges.

(9) Amounts in Q2 YTD 2020 included costs related to the acquisitions and expected separation.

(10) Amount related to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
Unaudited
(dollars in millions except percents)

	Q2 2021
	Global Segments
	Motorparts		Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$794		$715	$2,024	$1,050	$4,583	$—	$4,583
Less: Substrate sales	—		—	1,081	—	1,081	—	1,081
Value-add revenues	$794		$715	$943	$1,050	$3,502	$—	$3,502

EBITDA	$67		$32	$143	$94	$336	$(64)	$272
EBITDA as a % of revenue	8.4%		4.5%	7.1%	9.0%	7.3%		5.9%
EBITDA as a % of value-add revenue	8.4%	`	4.5%	15.2%	9.0%	9.6%		7.8%

Adjusted EBITDA	$118		$42	$146	$102	$408	$(52)	$356
Adjusted EBITDA as a % of revenue	14.9%		5.9%	7.2%	9.7%	8.9%		7.8%
Adjusted EBITDA as a % of value-add revenue	14.9%		5.9%	15.5%	9.7%	11.7%		10.2%

	Q2 2020
	Global Segments
	Motorparts	Performance Solutions	Clean Air		Powertrain	Total	Corporate	Total
Net sales and operating revenues	$559	$378	$1,140		$560	$2,637	$—	$2,637
Less: Substrate sales	—	—	623		—	623	—	623
Value-add revenues	$559	$378	$517		$560	$2,014	$—	$2,014

EBITDA	$(52)	$(63)	$17		$(69)	$(167)	$(49)	$(216)
EBITDA as a % of revenue	(9.3)%	(16.7)%	1.5%		(12.3)%	(6.3)%		(8.2)%
EBITDA as a % of value-add revenue	(9.3)%	(16.7)%	3.3%	`	(12.3)%	(8.3)%		(10.7)%

Adjusted EBITDA	$71	$(34)	$38		$(28)	$47	$(39)	$8
Adjusted EBITDA as a % of revenue	12.7%	(9.0)%	3.3%		(5.0)%	1.8%		0.3%
Adjusted EBITDA as a % of value-add revenue	12.7%	(9.0)%	7.4%		(5.0)%	2.3%		0.4%

	Q2 2021 YTD
	Global Segments
	Motorparts		Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$1,513		$1,502	$4,148	$2,151	$9,314	$—	$9,314
Less: Substrate sales	—		—	2,169	—	2,169	—	2,169
Value-add revenues	$1,513		$1,502	$1,979	$2,151	$7,145	$—	$7,145

EBITDA	$169		$75	$292	$209	$745	$(114)	$631
EBITDA as a % of revenue	11.2%		5.0%	7.0%	9.7%	8.0%		6.8%
EBITDA as a % of value-add revenue	11.2%	`	5.0%	14.8%	9.7%	10.4%		8.8%

Adjusted EBITDA	$223		$89	$303	$228	$843	$(99)	$744
Adjusted EBITDA as a % of revenue	14.7%		5.9%	7.3%	10.6%	9.1%		8.0%
Adjusted EBITDA as a % of value-add revenue	14.7%		5.9%	15.3%	10.6%	11.8%		10.4%

	Q2 2020 YTD
	Global Segments
	Motorparts		Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$1,265		$1,047	$2,685	$1,476	$6,473	$—	$6,473
Less: Substrate sales	—		—	1,323	—	1,323	—	1,323
Value-add revenues	$1,265		$1,047	$1,362	$1,476	$5,150	$—	$5,150

EBITDA	$(92)		$(737)	$116	$(42)	$(755)	$(135)	$(890)
EBITDA as a % of revenue	(7.3)%		(70.4)%	4.3%	(2.8)%	(11.7)%		(13.7)%
EBITDA as a % of value-add revenue	(7.3)%	`	(70.4)%	8.5%	(2.8)%	(14.7)%		(17.3)%

Adjusted EBITDA	$144		$4	$142	$40	$330	$(83)	$247
Adjusted EBITDA as a % of revenue	11.4%		0.4%	5.3%	2.7%	5.1%		3.8%
Adjusted EBITDA as a % of value-add revenue	11.4%		0.4%	10.4%	2.7%	6.4%		4.8%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(dollars in millions except percents)

	Q2 2020 Value- add Revenues	Currency	Volume, Mix and Other	Q2 2021 Value- add Revenues	% Change increase (decrease) excluding currency
Motorparts	$559	$19	$216	$794	38.6%
Performance Solutions	378	32	305	715	80.7%
Clean Air	517	31	395	943	76.4%
Powertrain	560	35	455	1,050	81.3%
Total Tenneco Inc.	$2,014	$117	$1,371	$3,502	68.1%

	Q2 2020 YTD Value-add Revenues	Currency	Volume, Mix and Other	Q2 2021 YTD Value-add Revenues	% Change increase (decrease) excluding currency
Motorparts	$1,265	$28	$220	$1,513	17.4%
Performance Solutions	1,047	59	396	1,502	37.8%
Clean Air	1,362	58	559	1,979	41.0%
Powertrain	1,476	76	599	2,151	40.6%
Total Tenneco Inc.	$5,150	$221	$1,774	$7,145	34.4%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(dollars in millions except ratios)
	June 30, 2021	June 30, 2020
Total debt	$5,207	$6,851
Total cash, cash equivalents and restricted cash (total cash)	719	1,371
Debt net of total cash balances (1)	$4,488	$5,480
Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$1,542	$921
Net leverage ratio (4)	2.9x	6.0x

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q2 2021 LTM
Net income (loss) attributable to Tenneco Inc.	$(499)	$167	$65	$(10)	$(277)
Net income (loss) attributable to noncontrolling interests	19	19	22	27	87
Net income (loss)	(480)	186	87	17	(190)
Income tax (expense) benefit	(648)	(6)	(47)	(41)	(742)
Interest expense	(68)	(68)	(70)	(69)	(275)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	236	260	204	127	827
Depreciation and amortization	151	158	155	145	609
Total EBITDA including noncontrolling interests (2)	$387	$418	$359	$272	$1,436

Adjustments:
Restructuring and related expenses	24	6	28	31	89
Inventory write-down (5)	(9)	—	—	44	35
Other costs (including strategic and transaction related) (6)	4	1	8	5	18
Asset impairments (7)	3	—	—	3	6
Loss on sale of unconsolidated JV affiliate	—	—	—	1	1
Antitrust reserve change in estimate (8)	—	(11)	—	—	(11)
(Gain)/Loss on sale of assets or business	—	(2)	1	—	(1)
Gain on extinguishment of debt	—	(2)	(8)	—	(10)
OPEB curtailment (9)	(21)	—	—	—	(21)
Total Adjusted EBITDA including noncontrolling interests (3)	$388	$410	$388	$356	$1,542

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q2 2020 LTM
Net income (loss) attributable to Tenneco Inc.	$70	$(313)	$(839)	$(350)	$(1,432)
Net income (loss) attributable to noncontrolling interests	8	75	13	10	106
Net income (loss)	78	(238)	(826)	(340)	(1,326)
Income tax (expense) benefit	9	(14)	94	101	190
Interest expense	(79)	(80)	(75)	(66)	(300)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	148	(144)	(845)	(375)	(1,216)
Depreciation and amortization	165	170	171	159	665
Total EBITDA including noncontrolling interests (2)	$313	$26	$(674)	$(216)	$(551)

Adjustments:
Restructuring and related expenses	28	36	34	105	203
Inventory write-down (5)	—	—	—	82	82
Other costs (including strategic and transaction related) (6)	30	30	25	8	93
Asset impairments (7)	—	—	471	29	500
Antitrust reserve change in estimate (8)	(9)	—	—	—	(9)
Goodwill and intangible impairment charges (10)	9	172	383	—	564
Cost reduction initiatives (11)	6	(1)	—	—	5
Costs to achieve synergies (12)	7	8	—	—	15
Purchase accounting charges (13)	11	2	—	—	13
Process harmonization (14)	—	16	—	—	16
Pension charges/adjustments (15)	—	(2)	—	—	(2)
Warranty charge (16)	1	—	—	—	1
Brazil tax credit (17)	(22)	—	—	—	(22)
Out of period adjustment (18)	5	—	—	—	5
Impairment of assets held for sale	8	—	—	—	8
Total Adjusted EBITDA including noncontrolling interests (3)	$387	$287	$239	$8	$921

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Net leverage ratio represents ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests. Tenneco presents the above reconciliation of the net leverage ratio to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests. See the company's fourth quarter earnings release dated February 24, 2021 for the calculation of net leverage ratio as of December 31, 2020.

(5) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(6) Amounts in prior periods included costs related to the acquisitions and expected separation.

(7) Asset impairment charges.

(8) Reduction in estimated antitrust accrual.

(9) OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(10) Non-cash asset impairment charge related to goodwill and intangibles.

(11) Costs related to cost reduction initiatives.

(12) Costs to achieve synergies related to the Acquisitions.

(13) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(14) Charge due to process harmonization.

(15) Charges related to pension derisking and other adjustments.

(16) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(17) Recovery of value-added tax in a foreign jurisdiction.

(18) Inventory losses attributable to prior periods.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(dollars in millions)

	Q2 2021
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$2,601	$788	$1,194	$4,583
Less: Substrate sales	871	162	48	1,081
Value-add revenues	$1,730	$626	$1,146	$3,502

	Q2 2020
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$1,429	$407	$801	$2,637
Less: Substrate sales	501	103	19	623
Value-add revenues	$928	$304	$782	$2,014

	Q2 2021 YTD
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$5,506	$1,562	$2,246	$9,314
Less: Substrate sales	1,777	311	81	2,169
Value-add revenues	$3,729	$1,251	$2,165	$7,145

	Q2 2020 YTD
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$3,693	$939	$1,841	$6,473
Less: Substrate sales	1,074	210	39	1,323
Value-add revenues	$2,619	$729	$1,802	$5,150

	Q2 2020 Value-add Revenues	Currency	Volume, Mix and Other	Q2 2021 Value-add Revenues	% Change increase (decrease) excluding currency
Original equipment light vehicle revenues	$928	$47	$755	$1,730	81.4%
Original equipment commercial truck, off-highway, industrial and other revenues	304	45	277	626	91.1%
Aftermarket & original equipment service revenues	782	25	339	1,146	43.4%
Total Tenneco Inc.	$2,014	$117	$1,371	$3,502	68.1%

	Q2 2020 YTD Value- add Revenues	Currency	Volume, Mix and Other	Q2 2021 YTD Value- add Revenues	% Change increase (decrease) excluding currency
Original equipment light vehicle revenues	$2,619	$125	$985	$3,729	37.6%
Original equipment commercial truck, off-highway, industrial and other revenues	729	83	439	1,251	60.2%
Aftermarket & original equipment service revenues	1,802	13	350	2,165	19.4%
Total Tenneco Inc.	$5,150	$221	$1,774	$7,145	34.4%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.